UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

B. RILEY FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-0223495
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

21255 Burbank Boulevard, Suite 400 Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Senior Notes due 2025	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 6.375% Senior Notes due 2025 (the “Senior Notes”) of B. Riley Financial, Inc. (the “Company”). For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of the Debt Securities” in the Company’s shelf registration statement on Form S-3 (Registration No. 333-233907) initially filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2019, and declared effective by the Commission on September 30, 2019, and the registration statement on Form S-3 (Registration No. 333-236347) filed by the Company with the Commission on February 10, 2020 in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of $22,400,000 of the Company’s senior and subordinated debt securities under the Securities Act and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement with respect to the Senior Notes dated February 10, 2020, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on February 11, 2020, which information is incorporated herein by reference.

Item 2. Exhibits.

4.1	Base Indenture, dated as of May 7, 2019, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 7, 2019).

4.2

First Supplemental Indenture, dated as of May 7, 2019, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 7, 2019).

4.3	Second Supplemental Indenture, dated as of September 23, 2019, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 23, 2019).

4.4	Third Supplemental Indenture, dated as of February 12, 2020, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on February 12, 2020).

4.5	Form of 6.375% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.4 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

February 12, 2020	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer and
Chief Operating Officer

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